EXHIBIT 5.1

601 Lexington Avenue New York, NY 10022

(212) 446-4800	Facsimile: (212) 446-4900

www.kirkland.com

May 23, 2019

WellCare Health Plans, Inc.

8735 Henderson Road

Renaissance One

Tampa, Florida 33634

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to WellCare Health Plans, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offering by the Company of up to an aggregate of 3,013,518 shares of common stock, par value $0.01 per share (the “Plan Shares”), subject to issuance by the Company pursuant to the WellCare Health Plans, Inc. 2019 Incentive Equity Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Plan, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Registration Statement and the exhibits thereto and (iv) such other certificates, instruments and documents as we have considered necessary for purposes of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

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WellCare Health Plans, Inc.

May 23, 2019

Based upon and subject to the qualifications, assumptions and limitations and further limitations set forth herein, we are of the opinion that the Plan Shares are duly authorized and that when (i) the Registration Statement related to the Plan Shares becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Company’s Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws, and upon the receipt by the Company of the consideration to be paid therefor, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We do not express any opinion herein on the laws of any other jurisdiction.

We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP